EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2019-B10 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer, Situs Real LLC, as EU Reporting Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the AC Marriott Hotel Downtown Tucson Mortgage Loan, LNR Partners, LLC, as Special Servicer for the AC Marriott Hotel Downtown Tucson Mortgage Loan, Wilmington Trust, National Association, as Trustee for the AC Marriott Hotel Downtown Tucson Mortgage Loan, Citibank, N.A., as Custodian for the AC Marriott Hotel Downtown Tucson Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the AC Marriott Hotel Downtown Tucson Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the AC Marriott Hotel Downtown Tucson Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the AC Marriott Hotel Downtown Tucson Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 3 Park Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 3 Park Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 3 Park Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 3 Park Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 3 Park Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 3 Park Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 3 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Pace Gallery HQ Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Pace Gallery HQ Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Pace Gallery HQ Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Pace Gallery HQ Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Pace Gallery HQ Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Pace Gallery HQ Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Pace Gallery HQ Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Liberty Station Retail Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Liberty Station Retail Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Liberty Station Retail Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Liberty Station Retail Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Liberty Station Retail Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Liberty Station Retail Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 101 California Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 101 California Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 101 California Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 101 California Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 101 California Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 101 California Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for the Atrium Two Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Atrium Two Mortgage Loan, Citibank, N.A., as Trustee for the Atrium Two Mortgage Loan, Citibank, N.A., as Custodian for the Atrium Two Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Atrium Two Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Atrium Two Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Vie Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Vie Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Vie Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Vie Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Vie Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Vie Portfolio Mortgage Loan on and after November 1, 2021.

Dated: March 16, 2022

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)